An MSR + Agency REIT Second Quarter 2024 Earnings Call JULY 31, 2024

Safe Harbor Statement 2 FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer and originator; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Financials Overview 3 Book Value per Share $15.19 Common Stock Dividend $0.45 Economic Return on Book Value(1) 0.0% Comprehensive Income per Share $0.00 Investment Portfolio(2) $16.0b Quarter-End Economic Debt-to-Equity(3) 6.8x Note: Financial data throughout this presentation is as of or for the quarter ended June 30, 2024, unless otherwise noted. Per share metrics utilize basic common shares as the denominator. The End Notes are an integral part of this presentation. See slides 29 through 34 at the back of this presentation for information related to certain financial metrics and defined terms used herein.

Markets Overview 4 I. 3-MONTH ANNUALIZED CORE CPI(1) II. FED FUNDS RATE EXPECTATIONS(2) • Interest rates rose modestly and volatility increased, primarily owing to conflicting economic data – The 10-year Treasury yield rose by approximately 50 basis points, then fell by approximately 50 basis points, and ultimately ended the quarter 20 basis points higher at 4.40% • The Federal Reserve left rates unchanged, and their projections moved Fed Funds rate expectations down from three cuts to one in 2024; many forecasts shifted the first cut further out in time, reinforcing a higher-for-longer environment – Post quarter-end, a weaker-than-expected CPI reading led the market to fully price in an interest rate cut expected in September

RoundPoint Operations Update

TWO HARBORS Investment Corp.

INCREASING SHAREHOLDER VALUE

Cost Efficiencies	Additional Income	Hedges Portfolio
Focused on additional operational efficiencies to deliver lower cost-to-service per loan	Subservicing, direct-to-consumer originations, and ancillary products offer new sources of returns	Protects value of Two Harbors' MSR portfolio when interest rates decline and refinances increase
Completed all servicing transfers from existing third-party subservicers to RoundPoint, in accordance with previously articulated transfer plan	Focused on generating new revenue sources, including ancillary products and second lien loans, that have different performance and risk characteristics than investments in MSR and RMBS	Launched in-house, direct-to-consumer originations platform with goal of retaining existing customers
$225 Billion Serviced UPB	**908,000** Loans Serviced	**Over 60** Loans in Originations Pipeline[(1)]

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$1,618.3 $56.3 $(44.0) $(11.8) $(46.9) $1.6 $1,573.5 March 31, 2024 Common Stockholders’ Equity Net Income Other Comprehensive Loss Preferred Dividend Declared Common Dividend Declared Other June 30, 2024 Common Stockholders’ Equity Book Value Summary • Reported book value of $15.19 per common share, and declared a second quarter common stock dividend of $0.45 per share, representing a flat quarterly economic return on book value(1) 6 ($ in millions, except per share data) $15.64 per common share $15.19 per common share Represents Comprehensive Income attributable to common stockholders of $0.5 million, or $0.00 per common share Declared common stock dividend of $0.45 per share Increase Decrease Total

Comprehensive Income Summary

- Generated Comprehensive Income of $0.5 million, or $0.00 per weighted average common share
- Performance affected by a small widening of RMBS spreads and an increase in realized volatility relative to the first quarter



($ in millions, except per share data)
Decreased interest expense in Q2 on lower average borrowing balances and rates, partially offset by lower RMBS interest income
$(38.3)
$(42.2)
Net Interest Expense
$171.5
$159.2
Net servicing income increased due to higher servicing fee collections and float income, and lower third party servicing costs
Net Servicing Income
Lower RMBS losses due to smaller selloff in rates and slight spread widening in Q2, versus greater selloff in rates and spread tightening in Q1
$(66.4)
$(114.0)
Investment Securities Loss and Change in OCI
$(22.8)
$11.0
Higher quarter-end rates drove increase in servicing asset, which was more than offset by amortization
Servicing Asset (Loss) Gain
Lower gains due to a smaller selloff in rates in Q2 vs. Q1
$21.2
$146.1
Net Swap and Other Derivative Gain
$0.2
$—
Other (Loss) Income
$(38.9)
$(47.6)
Lower operating expenses in Q2 versus Q1 due to timing of recognition of equity compensation
Operating Expenses
$(14.2)
$(11.9)
Tax Expense
$(11.8)
$(11.2)
Preferred Stock Activity
Q2 Comprehensive Income of $0.00 per weighted average common share
$0.5
$89.4
Comprehensive Income
Q2 2024
Q1 2024

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• $1.8 billion of outstanding borrowings under bilateral MSR asset financing facilities • 5-year MSR term notes matured in June; replaced with increased capacity on repurchase agreements secured by the variable funding note • $630 million of unused MSR asset financing capacity; $214 million committed and $416 million uncommitted • $59 million outstanding borrowings and $91 million of unused, committed capacity for servicing advance receivables Balance Sheet and Liquidity Position 8 MORTGAGE SERVICING RIGHTS AGENCY RMBSBALANCE SHEET AS OF JUNE 30, 2024 • $7.8 billion of outstanding repurchase agreements with 18 counterparties • Weighted average days to maturity of 85 days Av er ag e R ep o R at e - S O FR ( bp s) 3-month 6-month Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 0 20 40(1) Agency RMBS $8.0 billion MSR $3.1 billion Cash & cash equivalents $0.6 billion All other assets $1.1 billion Agency RMBS repurchase agreements $7.8 billion MSR financing $1.9 billion All other liabilities $0.6 billion Preferred equity $0.6 billion Common equity $1.6 billion Convertible debt $0.3 billion 2020 2021 2022 2023 2024

Portfolio Composition and Risk Positioning At June 30, 2024, $16.0 billion portfolio Includes $11.1 billion settled positions PORTFOLIO COMPOSITION(1) M ar ke t Va lu e Eq ui va le nt s ($ b ill io ns ) Econom ic D ebt-To-Equity 8.8 8.3 8.2 8.0 2.1 3.2 3.4 4.9 3.2 3.1 3.1 3.1 6.3x 6.0x 6.0x 6.8x Agency Net TBA Position MSR Economic Debt-to-Equity 9/30/23 12/31/23 3/31/24 6/30/24 0 5 10 15 20 25 30 0.0x 2.0x 4.0x 6.0x 8.0x (3) (3) (2) 16.0 14.714.1 14.6 9Note: Sensitivity data as of June 30, 2024. The above scenarios are provided for illustration purposes only and are not necessarily indicative of Two Harbors’ financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. See Slide 17 in the Appendix for more information on our risk positioning. (0.2)% (0.3)% (0.8)% (0.5)% 3/31/2024 6/30/2024 Up 25 basis points Down 25 basis points (1.0)% (0.5)% —% (5.3)% 5.1% (6.4)% 5.5% 3/31/2024 6/30/2024 Up 25 basis points Down 25 basis points (8.0)% —% 8.0% INTEREST RATE EXPOSURE(4) MORTGAGE SPREAD EXPOSURE(5)

Agency RMBS Investment Landscape AGENCY SPREADS REMAIN RANGE BOUND AND LESS REACTIVE TO HIGHER RATES I. RMBS SPREADS REMAIN ATTRACTIVE(1) • Nominal current coupon spreads widened by 8 basis points over the quarter, driven by an increase in rate volatility • Nominal spreads are still wide and possess tightening potential in a lower volatility environment • The spread volatility of RMBS has declined over the past two quarters compared to 2022 and 2023 • The curve of nominal spreads across coupons steepened, while the option-adjusted spread curve remained quite flat 10 II. NOMINAL SPREAD CURVE HAS STEEPENED(2)

Loan Balance, 36.7% Geography, 38.1% Investor, 5.2% Other, 20.0% II. RMBS QUARTERLY PERFORMANCE Coupon Ti ck s (3 2 nd s) 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6 6.5 -10 0 Agency RMBS I. SPECIFIED POOL PORTFOLIO(1) III. SPECIFIED POOL PREPAYMENT SPEEDS TWO Specified Pools(3)TBAs(2) TWO Specified Pools (Q2-2024)TBAs (Q2-2024)(5) TBAs (Q1-2024)(5) TWO Specified Pools (Q1-2024) Market Value(4) ($ billions) $— $— $0.20 $0.06 $0.56 $2.13 $1.80 $1.18 $1.13 $0.47 QUARTERLY HIGHLIGHTS • Added approximately $1.6 billion notional 5% - 6% TBAs, to position for expected potential spread tightening and lower volatility • Rotated approximately $665 million notional lower coupon securities into 6% - 6.5% TBAs to capture wider spreads in higher coupons • Added approximately $450 million 6.5% pools and reduced the same coupon TBAs to benefit from a potential rally in rates and increased prepayments • Weighted average specified pool portfolio prepayment speed of 7.2%, compared to 5.1% in first quarter 2024(1) 5.5 4. 5 5.0 4.04. 55. 0 5. 5 6.0 11 6.0 5.5 4.5

Mortgage Servicing Rights Investment Landscape MSR VALUATIONS TIGHTER WITH STRONG BIDS FOR BULK PACKAGES I. SERVICING TRANSFERS 2014-PRESENT(1) • MSR performed well, with valuations being bolstered by a few large non-bank originators competing on lower supply • Strong bids in market resulted in large MSR buyers turning into sellers • Servicing transfer volumes declined from record levels over the past two years, will likely continue to normalize • Primary mortgage rates hovered around 7%; the refinanceable share of 30-year mortgages remained below 5% 12 II. COMPOSITION OF MARKET VS. CURRENT RATES(2)

UPB(4) ($ billions) $78.1 $34.9 $24.7 $13.0 $10.4 $8.2 $5.9 $2.4 $1.7 $1.5 • Settled $327.8 million UPB through flow acquisitions and recapture • Actively managed MSR portfolio through an opportunistic commitment to sell $6.4 billion UPB • Price multiple increased to 5.8x from 5.7x • Prepay speeds increased to 5.3% CPR from 3.8% CPR, as expected due to seasonality • Weighted average coupon of 3.47% • Post quarter end, settled a MSR bulk acquisition of $1.6 billion UPB and committed to purchase an additional $1.0 billion UPB through a bulk acquisition Mortgage Servicing Rights III. 30-YEAR MSR PREPAYMENT SPEEDS(4) 6/30/2024 3/31/2024 Fair value ($ millions) $ 3,065 $ 3,085 Price multiple 5.8x 5.7x UPB ($ millions) $ 210,836 $ 214,992 Gross coupon rate 3.47% 3.47 % Current loan size ($ thousands) $ 334 $ 335 Original FICO(2) 759 759 Original Loan-to-Value (LTV) 71% 72% 60+ day delinquencies 0.6% 0.7 % Net servicing fee (bps) 25.3 25.3 Loan age (months) 47 44 3-month CPR 5.3% 3.8 % I. MSR PORTFOLIO CHARACTERISTICS(1) TWO MSR (Q2-2024)TBAs (Q2-2024)(5) TBAs (Q1-2024)(5) TWO MSR (Q1-2024) QUARTERLY HIGHLIGHTS II. MSR PORTFOLIO(3) LTV 5% FIC O 5% Investor 4 % G eo gr ap hy 14 % Generic 55% 30 Y, (3 ,4 ] 30Y, (4,5] 15Y 30Y, <=3.0 30Y, (5+] Loan Balance 17% 13

Return Potential and Outlook

TWO HARBORS Investment Corp.

ATTRACTIVE RETURN OPPORTUNITIES FOR UNIQUELY POSITIONED MSR AND AGENCY RMBS STRATEGY

As of June 30, 2024	PORTFOLIO MARKET VALUE ($ millions)	INVESTED CAPITAL ALLOCATED[1]	STATIC RETURN ESTIMATE[2]		
SERVICING					
MSR	2,980				
RMBS[3]	4,023				
Total	**7,003**	**61%**	**13%**	-	**16%**
SECURITIES					
RMBS[3]	8,495				
Other Securities	507				
Total	**9,002**	**39%**	**15%**	-	**17%**

	INVESTED CAPITAL ($ millions)		STATIC TWO HARBORS RETURN ESTIMATE[4]		
Total Portfolio Before Corporate and Tax Expenses			**13.7%**	-	**16.3%**
Corporate and Tax Expenses[5]			(2.8)%	-	(2.8)%
Total Return to Invested Capital			**10.8%**	-	**13.4%**
INVESTED CAPITAL					
Convertible Notes	262		6.5%		
Preferred Equity[6]	622		8.6%		
Common Equity	**1,574**		**12.5%**	-	**16.5%**
PROSPECTIVE QUARTERLY STATIC RETURN PER BASIC COMMON SHARE[7]:			**$0.47 - $0.63**		

- **Market Presence:** Our size allows us to be nimble and actively allocate capital to MSR and Agency RMBS
- **Investment Strategy:** Our portfolio is uniquely constructed with MSR and Agency RMBS as well as our own operational platform, RoundPoint Mortgage Servicing LLC
- **Market Environment:** MSR is stable, with very little duration and convexity risks. Agency RMBS spreads are historically wide in nominal terms and can be expected to tighten should implied interest rate volatility return to historical norms
- **Financing and Liquidity:** We have a strong balance sheet and diversified financing for both MSR and Agency RMBS

Note: This slide presents estimates for illustrative purposes only, using Two Harbors' base case assumptions (e.g., spreads, prepayment speeds, financing costs and expenses), and does not contemplate market-driven value changes, active portfolio management, and certain operating expenses. Actual results may differ materially.

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Appendix 15

Effective Coupon Positioning Coupon (%) TBA Market Price(1) TBA Notional ($m) Specified Pools Par Value ($m)(2) MSR/Agency IO UPB ($m)(3) Combined ($m) ZV to SOFR Spreads for Specified Pools(4) 2.5% $ 81.86 $ 250 $ — $ — $ 250 — 3.0% $ 85.25 — 230 — 230 106 3.5% $ 88.66 159 64 — 223 118 4.0% $ 91.67 — 612 — 612 119 4.5% $ 94.44 (797) 2,235 — 1,438 121 5.0% $ 96.81 404 1,845 — 2,249 137 5.5% $ 98.75 2,275 1,194 (1,909) 1,560 159 6.0% $ 100.38 2,164 1,119 (2,121) 1,162 177 6.5% $ 101.86 528 461 — 989 186 Total $ 4,983 $ 7,760 $ (4,030) $ 8,713 142 16

Note: Sensitivity data as of June 30, 2024. The above scenarios are provided for illustration purposes only and are not necessarily indicative of Two Harbors’ financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. Risk Positioning BOOK VALUE EXPOSURE TO CHANGES IN RATES % Change in Common Book Value 2-Year Rate (basis points) 10-Year Rate (basis points) Agency P&I RMBS/TBA MSR/Agency IO RMBS(1) Other(2) Combined -25 0 Bull Steepener(3) 2.6% 1.1% (3.3) % 0.4% 0 -25 Bull Flattener(4) 6.9% (3.5) % (4.2) % (0.8) % -50 -50 Parallel Shift(5) 18.5% (5.2) % (15.1) % (1.8) % -25 -25 Parallel Shift(5) 9.5% (2.5) % (7.5) % (0.5) % 0 0 Base — % — % — % — % +25 +25 Parallel Shift(5) (10.0) % 1.8% 7.4% (0.8) % +50 +50 Parallel Shift(5) (20.5) % 3.3% 14.6% (2.6) % +25 0 Bear Flattener(3) (2.5) % (1.0) % 3.2% (0.3) % 0 +25 Bear Steepener(4) (7.5) % 2.8% 4.1% (0.6) % BOOK VALUE EXPOSURE TO CURRENT COUPON SPREAD(6) % Change in Common Book Value Parallel Shift in Spreads (basis points) Agency P&I RMBS/TBA MSR/Agency IO RMBS(1) Combined -25 7.5% (2.0) % 5.5% 0 — % — % — % +25 (8.0) % 1.6% (6.4) % 17

IV. TWO MSR SPEEDS AND EXISTING HOME SALES(4) II. ACTUAL VS. IMPLIED VOLATILITY(2) Markets Overview 18 I. 2-YEAR AND 10-YEAR INTEREST RATE YIELDS(1) III. MORTGAGE SPREAD VOLATILITY(3)

$31.5 $(56.8) $38.9 $89.4 $0.5 Comprehensive Income ($ in millions) Q2-2023 Q3-2023 Q4-2023 Q1-2024 Q2-2024 $-150 $0 $150 $16.39 $15.36 $15.21 $15.64 $15.19 $0.45 $0.45 $0.45 $0.45 $0.45 Book Value ($) Dividend Declared ($) Q2-2023 Q3-2023 Q4-2023 Q1-2024 Q2-2024 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 DIVIDEND YIELD(2) Financial Performance COMPREHENSIVE (LOSS) INCOME QUARTERLY ECONOMIC RETURN ON BOOK VALUE(1) BOOK VALUE AND DIVIDEND PER COMMON SHARE(2) 2.2% (3.5)% 2.0% 5.8% —% Quarterly Return on Book Value Q2-2023 Q3-2023 Q4-2023 Q1-2024 Q2-2024 -10% 0% 10% 13.0% 13.6% 12.9% 13.6% 13.6% Dividend Yield Q2-2023 Q3-2023 Q4-2023 Q1-2024 Q2-2024 5% 10% 15% 20% 25% 19

Earnings Available for Distribution

TWO HARBORS Investment Corp.

($ millions, except per share data)	Q2-2024	Q1-2024	Variance
Interest income	$ 115.9	$ 117.8	$ (1.9)
Interest expense	154.2	160.0	5.8
Net interest expense	(38.3)	(42.2)	3.9
Servicing income	176.0	166.3	9.7
Servicing costs	5.2	6.9	1.7
Net servicing income	170.8	159.4	11.4
MSR amortization[1]	(89.0)	(78.7)	(10.3)
Interest spread income on interest rate swaps	15.0	14.3	0.7
TBA dollar roll losses[2]	4.0	(1.9)	5.9
U.S. Treasury futures income[3]	7.2	7.7	(0.5)
Other derivatives income	0.1	0.1	—
Total other (loss) income	(62.7)	(58.5)	(4.2)
Total expenses	37.9	40.3	2.4
Provision for income taxes	2.6	1.9	(0.7)
Earnings Available for Distribution[4]	**$ 29.3**	**$ 16.5**	**$ 12.8**
Dividends on preferred stock	(11.8)	(11.8)	—
Earnings Available for Distribution available to common stockholders	**$ 17.5**	**$ 4.7**	**$ 12.8**
Earnings Available for Distribution per weighted average basic common share	**$ 0.17**	**$ 0.05**	
Earnings Available for Disribution annualized return on average common equity	**4.4 %**	**1.2 %**	
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity[5]	6.8 %	7.2 %	

- Second quarter EAD increase primarily driven by:
  - Lower interest expense due to lower average balances and rates
  - Higher net servicing income from higher servicing fee and float income, and lower third-party servicing costs, offset by higher MSR amortization
  - Higher TBA dollar roll income from increase in dollar roll drop and rotation to, and increase in, higher coupon TBAs
- EAD is expected to continue to diverge from ongoing earnings power[6]
  - EAD for assets utilizes concepts of amortized cost and yield-to-maturity at purchase (RMBS) or amortized cost and original pricing yield (MSR), as opposed to market value and expected return
  - EAD may not reflect total return of hedging derivatives, and impacts to EAD differ depending on the instrument utilized

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Q2-2024 Portfolio Yields and Financing Costs

TWO HARBORS Investment Corp.

($ thousands) Portfolio Asset Type	Measure	Average Amortized Cost	Income[1]	Average Yield
Available-for-sale securities	GAAP	$ 8,300,435	$ 99,211	4.78%
Adjustments to include other portfolio items:				
Mortgage servicing rights[2][3]	Non-GAAP	1,906,336	55,781	11.70%
Agency derivatives[2][4]	Non-GAAP	16,256	103	2.53%
TBAs[2][5]	Non-GAAP	4,290,484	40,878	3.81%
Total portfolio	Non-GAAP	$ 14,513,511	$ 195,973	5.40%

Financing Collateral Type	Measure	Average Outstanding Balance	Expense[6]	Average Cost
Borrowings collateralized by available-for-sale securities	GAAP	$ 7,734,155	$ 107,110	5.54%
Adjustments to include other financing items:				
Borrowings collateralized by mortgage servicing rights and advances	GAAP	1,887,241	42,421	8.99%
Borrowings collateralized by Agency derivatives[4]	GAAP	5,961	91	6.11%
Convertible senior notes[7]	GAAP	265,930	4,579	6.89%
Interest rate swaps[2][8]	Non-GAAP		(15,015)	(0.42)%
U.S. Treasury futures[2][9]	Non-GAAP		(7,211)	(0.20)%
TBAs[2][5]	Non-GAAP	4,290,484	36,859	3.44%
Total financing	Non-GAAP	$ 14,183,771	$ 168,834	4.76%

Net Spread	Measure			Average Yield, less Cost
Net spread on AFS securities	GAAP			(0.76%)
Net spread on total portfolio	Non-GAAP			0.64%

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GAAP to EAD Reconciliation Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended ($ thousands, except for per common share data) June 30, 2024 March 31, 2024 Comprehensive income attributable to common stockholders $ 479 $ 89,370 Adjustment for other comprehensive loss attributable to common stockholders: Unrealized loss on available-for-sale securities 44,073 103,078 Net income attributable to common stockholders $ 44,552 $ 192,448 Adjustments to exclude reported realized and unrealized (gains) losses: Realized loss on securities 22,149 10,915 Unrealized loss (gain) on securities 117 (20) Provision for credit losses 171 80 Realized and unrealized loss (gain) on mortgage servicing rights 22,857 (11,012) Realized gain on termination or expiration of interest rate swaps and swaptions (2,388) (13,890) Unrealized gain on interest rate swaps and swaptions (4,609) (70,325) Realized and unrealized loss (gain) on other derivative instruments 852 (47,489) Gain on repurchase and retirement of preferred stock — (644) Other realized and unrealized (gains) losses (226) 3 Other adjustments: MSR amortization(1) (89,058) (78,704) TBA dollar roll income (losses)(2) 4,019 (1,905) U.S. Treasury futures income(3) 7,211 7,694 Change in servicing reserves (739) 215 Non-cash equity compensation expense 1,643 6,083 Certain operating expenses(4) (624) 1,198 Net provision for income taxes on non-EAD 11,589 10,078 Earnings available for distribution to common stockholders $ 17,516 $ 4,725 Weighted average basic common shares 103,555,755 103,401,940 Earnings available for distribution to common stockholders per weighted average basic common share $ 0.17 $ 0.05 Note: Earnings Available for Distribution, or EAD, is a non-GAAP measure that we define as comprehensive income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare. 22

Agency RMBS Portfolio Par Value ($ millions) Market Value ($ millions) Weighted Average CPR(1) % Prepay Protected(2) Amortized Cost Basis ($ millions) Gross Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed ≤ 2.5% $ — $ — — % — % $ — — % — 3.0% 230 197 3.3% 85.6% 204 3.7% 32 3.5% 64 57 5.5% 72.1% 56 4.3% 30 4.0% 612 564 3.8% 100.0% 603 4.6% 49 4.5% 2,235 2,131 7.9% 100.0% 2,285 5.1% 46 5.0% 1,845 1,800 7.7% 100.0% 1,880 5.8% 27 5.5% 1,194 1,184 6.9% 99.8% 1,204 6.4% 24 6.0% 1,119 1,129 7.0% 95.9% 1,144 6.9% 20 ≥ 6.5% 461 473 — % 100.0% 472 7.5% 8 7,760 7,535 7.5% 98.8% 7,848 5.8% 31 Other P&I(3) 483 467 0.2% — % 476 5.2% 16 IOs and IIOs(4) 697 33 8.1% — % 46 5.8% 182 Total Agency RMBS $ 8,940 $ 8,035 92.6% $ 8,370 ($ millions) Notional Amount Bond Equivalent Value(5) Through-the-Box Speeds(6) TBA Positions ≤ 2.5% $ 250 $ 205 2.2% 3.0% — — 3.7% 3.5% 159 142 4.0% 4.0% — — 3.3% 4.5% (797) (753) 3.5% 5.0% 404 391 3.9% 5.5% 2,275 2,247 4.5% 6.0% 2,164 2,172 8.0% ≥ 6.5% 528 537 10.7 % Net TBA Position $ 4,983 $ 4,941 23

Mortgage Servicing Rights Portfolio(1) Number of Loans Unpaid Principal Balance ($ millions) Gross Coupon Rate Current Loan Size ($ thousands) Loan Age (months) Original FICO(2) Original LTV 60+ Day Delinquencies 3-Month CPR Net Servicing Fee (bps) 30-Year Fixed < 3.25% 296,456 $ 92,418 2.8% $ 369 41 768 70% 0.3% 4.3% 25.1 3.25% - 3.75% 143,056 36,644 3.4% 325 54 753 73% 0.8% 5.6% 25.2 3.75% - 4.25% 103,144 21,177 3.9% 270 76 752 75% 1.1% 6.2% 25.5 4.25% - 4.75% 57,644 10,471 4.4% 260 75 739 76% 1.8% 6.6% 25.3 4.75% - 5.25% 40,208 9,406 4.9% 354 44 746 78% 1.4% 5.6% 25.2 > 5.25% 64,327 18,148 6.0% 384 24 746 77% 1.5% 6.6% 26.5 704,835 188,264 3.6% 344 48 758 73% 0.8% 5.2% 25.3 15-Year Fixed < 2.25% 22,365 5,591 2.0% 296 38 777 57% 0.2% 4.6% 25.0 2.25% - 2.75% 37,634 7,543 2.4% 248 41 772 58% 0.1% 5.3% 25.0 2.75% - 3.25% 32,873 4,186 2.9% 183 67 765 60% 0.2% 7.9% 25.3 3.25% - 3.75% 18,447 1,716 3.4% 143 80 756 63% 0.5% 8.8% 25.4 3.75% - 4.25% 8,648 688 3.9% 135 75 741 63% 0.8% 8.1% 25.3 > 4.25% 6,483 775 5.0% 224 36 742 62% 0.8% 10.0% 28.2 126,450 20,499 2.6% 234 50 769 59% 0.2% 6.2% 25.2 Total ARMs 2,298 627 4.9% 369 56 761 71% 0.8% 13.3% 25.5 Total Portfolio 833,583 $ 209,390 3.5% $ 333 48 759 71% 0.7% 5.3% 25.3 24

Mortgage Servicing Rights UPB Roll-Forward $ millions Q2-2024 Q1-2024 Q4-2023 Q3-2023 Q2-2023 UPB at beginning of period $ 213,597 $ 215,647 $ 218,662 $ 222,622 $ 212,445 Bulk purchases of mortgage servicing rights — 2,906 — — 14,234 Flow purchases of mortgage servicing rights 328 211 829 472 539 Sales of mortgage servicing rights — (1,430) (62) — — Scheduled payments (1,639) (1,646) (1,640) (1,640) (1,595) Prepaid (2,873) (2,111) (2,127) (2,787) (2,993) Other changes (23) 20 (15) (5) (8) UPB at end of period $ 209,390 $ 213,597 $ 215,647 $ 218,662 $ 222,622 25

Financing $ millions Outstanding Borrowings and Maturities(1) Repurchase Agreements Revolving Credit Facilities Convertible Notes Total Borrowings Percent (%) Within 30 days $ 1,655.9 $ — $ — $ 1,655.9 16.6% 30 to 59 days 1,483.4 — — 1,483.4 14.9% 60 to 89 days 1,840.3 — — 1,840.3 18.4% 90 to 119 days 1,630.4 244.1 — 1,874.5 18.8% 120 to 364 days 1,224.9 — — 1,224.9 12.3 % One to three years — 1,035.2 259.4 1,294.6 13.0% $ 8,434.9 $ 1,279.3 $ 259.4 $ 9,973.6 100.0 % Collateral Pledged for Borrowings Repurchase Agreements(2) Revolving Credit Facilities(2) Convertible Notes Total Collateral Pledged Percent (%) Available-for-sale securities, at fair value $ 8,025.2 $ — n/a $ 8,025.2 70.9 % Mortgage servicing rights, at fair value 1,012.6 2,049.7 n/a 3,062.3 27.0 % Restricted cash 97.5 1.5 n/a 99.0 0.9 % Due from counterparties 22.6 — n/a 22.6 0.2 % Derivative assets, at fair value 6.5 — n/a 6.5 0.1 % Other assets (includes servicing advances) — 103.1 n/a 103.1 0.9% $ 9,164.4 $ 2,154.3 n/a $ 11,318.7 100.0% 26

Futures 27 Type & Maturity Notional Amount ($M) Carrying Value ($M)(1) Weighted Average Months to Expiration U.S. Treasury futures 2 year $ (2,249.2) $ — 3.0 5 year (1,375.3) — 3.0 10 year (1,557.5) — 2.7 20 year 173.6 — 2.7 Eris SOFR swap futures - 10 year (30.0) — 122.6 SOFR futures < 1 year (1,083.0) — 5.7 > 1 and < 2 years (187.5) — 14.6 Total futures $ (6,308.9) $ — 4.2

Maturities Notional Amount ($M)(2) Average Fixed Pay Rate(3) Average Receive Rate(3) Average Maturity (Years)(3) Payers ≤ 1 year $ 2,647.7 4.730% 5.330% 0.7 > 1 and ≤ 3 years 2,762.0 4.273% 5.330% 1.6 > 3 and ≤ 5 years 2,474.8 3.546% 5.330% 3.5 > 5 and ≤ 7 years 173.0 — % — % — > 7 and ≤ 10 years 1,163.1 3.693% 5.330% 9.0 > 10 years 559.8 3.825% 5.330% 15.0 $ 9,780.4 4.238% 5.330% 3.3 Maturities Notional Amount ($M)(4) Average Pay Rate(5) Average Fixed Receive Rate(5) Average Maturity (Years)(5) Receivers ≤ 1 year $ 786.6 5.330% 4.025% 0.7 > 1 and ≤ 3 years 651.9 — % — % — > 3 and ≤ 5 years 260.0 5.330% 3.328% 3.3 > 5 and ≤ 7 years — — % — % — > 7 and ≤ 10 years — — % — % — > 10 years 260.6 5.330% 3.444% 19.5 $ 1,959.1 5.330% 3.770% 5.0 Interest Rate Swaps(1) 28

PAGE 3 - Financials Overview 1. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period. 2. Includes $11.1 billion in settled positions and $4.9 billion net TBA position, which represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. For additional detail on the portfolio, see slides 11 and 13, and Appendix slides 23 and 24. 3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. PAGE 4 - Markets Overview 1. Source: Bloomberg and Bureau of Labor Statistics data, as of the dates noted. 2. Source: Bloomberg data, as of the dates noted. PAGE 5 - RoundPoint Operations Update 1. Data for loans in originations pipeline as of July 25, 2024. PAGE 6 - Book Value Summary 1. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period. PAGE 8 - Balance Sheet and Liquidity Position 1. Source: Bloomberg. Represents the average spread between repurchase rates and the Secured Overnight Financing Rate (SOFR) over trailing three-month and six-month periods between Q2 2020 and Q2 2024 (as of June 30, 2024). PAGE 9 - Portfolio Composition and Risk Positioning 1. For additional detail on the portfolio, see Appendix slides 23 and 24. 2. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. 3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. 4. Interest rate exposure represents estimated change in common book value for theoretical parallel shift in interest rates. 5. Spread exposure represents estimated change in common book value for theoretical parallel shifts in spreads. PAGE 10 - Agency RMBS Investment Landscape 1. Source: J.P. Morgan DataQuery. Data is model-based and represents universal mortgage-backed securities (UMBS) generic TBA spreads as of the dates noted. In 2023, J.P. Morgan updated their model affecting only 2023 data. 2. Spreads generated using prepayment speeds generated with The Yield Book® Software using internally calibrated prepayment dials. Data as of June 30, 2024. End Notes 29

PAGE 11 - Agency RMBS 1. Specified pools include securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank- serviced and others. 2. Represents UMBS generic TBA performance during the quarter. 3. Specified pool performance excludes (1) certain coupons in which we were not invested for the full duration of the quarter and (2) certain coupons with de minimis balances. 4. Specified pool market value by coupon as of June 30, 2024. 5. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 12 - Mortgage Servicing Rights Investment Landscape 1. Source: RiskSpan and, for June 2024, management’s internal estimates. 2. Source: RiskSpan. UMBS30 UPB as of April 1, 2024 Factor Date; Freddie Mac’s Primary Mortgage Market Survey (PMMS) as of June 30, 2024. PAGE 13 - Mortgage Servicing Rights 1. MSR portfolio based on the prior month-end's principal balance of the loans underlying the Company's MSR, increased for current month purchases. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry accepted credit score of a borrower. 3. MSR portfolio based on the prior month-end's principal balance of the loans underlying the Company's MSR, increased for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer. 4. MSR portfolio based on the prior month-end's principal balance of the loans underlying the Company's MSR, increased for current month purchases and excluding unsettled MSR on loans for which the company is the named servicer as well as MSR on loans recently settled for which transfer to the company is not yet complete. 5. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. End Notes (continued) 30

End Notes (continued) PAGE 14 - Return Potential and Outlook 1. Capital allocated represents management’s internal allocation. Certain financing balances and associated interest expenses are allocated between investments based on management’s assessment of leverage ratios and required capital or liquidity to support the investment. 2. Market return estimates reflect static assumptions using quarter-end spreads and market data. 3. Includes Agency pools and TBA positions. Net TBA position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. 4. Estimated return on invested capital reflects static return assumptions using quarter-end portfolio valuations. 5. Total expenses includes operating expenses and tax expenses within the company’s taxable REIT subsidiaries. 6. Preferred equity coupon represents the 5-year yield along the forward curve to account for floating rate resets. 7. Prospective quarterly static return estimate per basic common share reflects portfolio performance expectations given current market conditions and represents the comprehensive income attributable to common stockholders (net of dividends on preferred stock). PAGE 16 - Effective Coupon Positioning 1. Represents UMBS TBA market prices as of June 30, 2024. 2. Specified pools include securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank- serviced and others. 3. MSR/Agency IO represents an internally calculated exposure of a synthetic TBA position and the current coupon equivalents of our MSR, including the effect of unsettled MSR, and Agency IO RMBS. 4. Spreads generated with The Yield Book® Software using internally calibrated dials. PAGE 17 - Risk Positioning 1. MSR/Agency IO RMBS includes the effect of unsettled MSR. 2. Other includes all other derivative assets and liabilities and borrowings. Other excludes TBAs, which are included in the Agency P&I RMBS/TBA category. 3. Bull Steepener/Bear Flattener is a shift in short-term rates that represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 2-year rates while holding long-term rates constant. 4. Bull Flattener/Bear Steepener is a shift in long-term rates that represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 10-year rates while holding short-term rates constant. 5. Parallel shift represents estimated change in common book value for theoretical parallel shift in interest rates. 6. Book value exposure to current coupon spread represents estimated change in common book value for theoretical parallel shifts in spreads. 31

PAGE 18 - Markets Overview 1. Source: Bloomberg, as of dates noted. 2. Source: Bloomberg, as of dates noted. 3. Source: J.P. Morgan DataQuery. 4. Source: National Association of Realtors via Bloomberg and RiskSpan as of June 30, 2024. PAGE 19 - Financial Performance 1. Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period. 2. Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. PAGE 20 - Earnings Available for Distribution 1. MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 2. TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 3. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. 4. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 22 for a definition of EAD and a reconciliation of GAAP to non- GAAP financial information. 5. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC. 6. Agency fixed-rate RMBS use the GAAP concept of amortized cost and yield-to-maturity determined at time of purchase. Net servicing income and MSR amortization is based on original pricing yield and does not include the benefit of increased float income and lower compensating interest. Financing costs are largely variable and short-term, responding more quickly to rising rates than our longer-term assets. U.S. Treasury futures income represents the sum of the implied net cash and expected change in price of a financed U.S. Treasury security, but excludes unexpected price change. End Notes (continued) 32

PAGE 21 - Portfolio Yields and Financing Costs 1. Includes interest income, net of premium amortization/discount accretion, on Agency and non-Agency investment securities, servicing income, net of estimated amortization and servicing expenses, on MSR, and the implied asset yield portion of dollar roll income on TBAs. Amortization on MSR refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 2. As reported elsewhere in the company’s filings with the Securities and Exchange Commission, MSR, Agency derivatives, TBA, interest rate swap agreements and U.S. Treasury futures are reported at fair value in the company’s consolidated financial statements in accordance with GAAP, and the GAAP presentation and disclosure requirements for these items do not define or include the concepts of yield or cost of financing, amortized cost, or outstanding borrowings. 3. Amortized cost on MSR for a given period equals the net present value of the remaining future cash flows (obtained by applying original prepayment assumptions to the actual unpaid principal balance at the start of the period) using a discount rate equal to the original pricing yield. Original pricing yield is the discount rate which makes the net present value of the cash flows projected at purchase equal to the purchase price. MSR amortized cost is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 4. Represents inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP. 5. Both the implied asset yield and implied financing benefit/cost of dollar roll income on TBAs are calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP. 6. Includes interest expense and amortization of deferred debt issuance costs on borrowings under repurchase agreements (excluding those collateralized by U.S. Treasuries), revolving credit facilities, term notes payable and convertible senior notes, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 7. Unsecured convertible senior notes. 8. The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. 9. The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to- deliver U.S. Treasury note or bond using short-term repurchase agreements. PAGE 22 - GAAP to EAD Reconciliation 1. MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 2. TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 3. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. 4. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred/reversed in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC. End Notes (continued) 33

End Notes (continued) PAGE 23 - Agency RMBS Portfolio 1. Weighted average actual one-month CPR released at the beginning of the following month based on RMBS held as of the preceding month-end. 2. Determination of the percentage of prepay protected 30-year fixed Agency RMBS includes securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $300K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores. 3. Other P&I includes 15-year fixed, Hybrid ARMs, CMO and DUS pools. 4. IOs and IIOs represent market value of $9.4 million of Agency derivatives and $23.3 million of interest-only Agency RMBS. Agency derivatives are inverse interest-only Agency RMBS, which are accounted for as derivative instruments in accordance with GAAP. 5. Bond equivalent value is defined as the notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP. 6. Three-month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Bank of America, and Citi data. PAGE 24 - Mortgage Servicing Rights Portfolio 1. MSR portfolio excludes residential mortgage loans for which the company is the named servicing administrator. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry-accepted credit score of a borrower. PAGE 26 - Financing 1. As of June 30, 2024, outstanding borrowings had a weighted average of 6.6 months to maturity. 2. Repurchase agreements and revolving credit facilities secured by MSR and/or other assets may be over-collateralized due to operational considerations. PAGE 27 - Futures 1. Exchange-traded derivative instruments (futures and options on futures) require the posting of an “initial margin” amount determined by the clearing exchange, which is generally intended to be set at a level sufficient to protect the exchange from the derivative instrument’s maximum estimated single- day price movement. The company also exchanges “variation margin” based upon daily changes in fair value, as measured by the exchange. The exchange of variation margin is considered a settlement of the derivative instrument, as opposed to pledged collateral. Accordingly, the receipt or payment of variation margin is accounted for as a direct reduction to the carrying value of the exchange-traded derivative asset or liability. PAGE 28 - Interest Rate Swaps 1. The Company did not hold any interest rate swaptions at June 30, 2024. 2. Includes $1.9 billion notional amount of forward starting interest rate swaps. 3. Weighted averages exclude forward starting interest rate swaps. As of June 30, 2024, forward starting interest rate swap payers had a weighted average fixed pay rate of 4.0% and weighted average maturities of 5.4 years. 4. Includes $651.9 million notional amount of forward starting interest rate swaps. 5. Weighted averages exclude forward starting interest rate swaps. As of June 30, 2024, forward starting interest rate swap receivers had a weighted average fixed receive rate of 4.5% and weighted average maturities of 2.0 years. 34